                                                                  EXHIBIT (k)(3)

================================================================================

               THIRD AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

                         Dated as of September 13, 2000

                                      among

                       VAN KAMPEN PRIME RATE INCOME TRUST
                                      and
                     VAN KAMPEN SENIOR FLOATING RATE FUND,
                                  as Borrowers,

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                        COMMERZBANK AKTIENGESELLSCHAFT,
                             as Syndication Agent,

                                       and

                        BANK OF AMERICA, N.A., as Agent,

                  further amending and restating that certain

                                CREDIT AGREEMENT
                           Dated as of April 17, 1997

                                      among

                VAN KAMPEN PRIME RATE INCOME TRUST, as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY THERETO
                                       and

                        BANK OF AMERICA, N.A., as Agent,

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I

DEFINITIONS AND INTERPRETATION
                1.1.    Defined Terms.....................................................................1

                                                             ARTICLE II

                                                            THE CREDITS

                2.1.    Amounts and Terms of Commitments..................................................3
                2.2.    Notes.............................................................................3
                2.3.    Procedure for Borrowing...........................................................3
                2.4.    Conversion and Continuation Elections.............................................4
                2.5.    Voluntary Termination or Reduction of Commitments.................................5
                2.6.    Prepayments.......................................................................6
                2.7.    Repayment.........................................................................6
                2.8.    Interest..........................................................................6
                2.9.    Fees..............................................................................7
                2.10.   Computation of Fees and Interest..................................................8
                2.11.   Payments..........................................................................8
                2.12.   Payments by the Banks to the Agent................................................8
                2.13.   Sharing of Payments, etc..........................................................9
                2.14.   Non-Allocated Payments............................................................9
                2.15.   Optional Increase in Commitments.................................................10
                2.16.   Swing Loans......................................................................11
                2.17.   Extension of Commitment Termination Date.........................................12

                                                            ARTICLE III

                                               TAXES, YIELD PROTECTION AND ILLEGALITY

                3.1.    Taxes............................................................................12
                3.2.    Illegality.......................................................................13
                3.3.    Increased Costs and Reduction of Return..........................................14
                3.4.    Funding Losses...................................................................15
                3.5.    Inability to Determine Rates.....................................................15
                3.6.    Certificates of Banks............................................................16
                3.7.    Substitution of Banks............................................................16
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                                       i


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                                                                                                        Page
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
                3.8.    Survival.........................................................................16

                                                             ARTICLE IV

                                               CONDITIONS TO AMENDMENTS AND BORROWING

                4.1.    Conditions to Amendment and Restatement..........................................17
                4.2.    All Borrowings ..................................................................18
                4.3.    Consequences of Effectiveness, etc...............................................19
                4.4.    Amounts Outstanding Under the Original Credit Agreement Deemed to Be
                         Loans Under This Agreement......................................................19

                                                             ARTICLE V

                                                   REPRESENTATIONS AND WARRANTIES

                5.1.    Existence........................................................................20
                5.2.    Authorization....................................................................20
                5.3.    No Conflicts.....................................................................20
                5.4.    Validity and Binding Effect......................................................20
                5.5.    No Default.......................................................................20
                5.6.    Financial Statements.............................................................20
                5.7.    Litigation.......................................................................21
                5.8.    Liens............................................................................21
                5.9.    Partnerships.....................................................................21
                5.10.   Purpose..........................................................................21
                5.11.   Compliance and Government Approvals..............................................21
                5.12.   Pension and Welfare Plans........................................................22
                5.13.   Taxes............................................................................22
                5.14.   Subsidiaries; Investments........................................................22
                5.15.   Full Disclosure..................................................................22
                5.16.   Investment Policies..............................................................22
                5.17.   Regulations T, U and X...........................................................22
                5.18.   Status of Loans..................................................................22
                5.19.   Prospectus.......................................................................22
                5.20.   Affiliated Person................................................................22

                                                             ARTICLE VI

                                                             COVENANTS

                6.1.    Financial Statements and Other Reports...........................................23
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                                       ii
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
                6.2.    Notices..........................................................................24
                6.3.    Existence........................................................................25
                6.4.    Nature of Business...............................................................25
                6.5.    Books, Records and Access........................................................25
                6.6.    Insurance........................................................................25
                6.7.    Investment Policies and Restrictions.............................................25
                6.8.    Taxes............................................................................26
                6.9.    Compliance.......................................................................26
                6.10.   Pension Plans....................................................................26
                6.11.   Merger, Purchase and Sale........................................................26
                6.12.   Asset Coverage Ratio.............................................................27
                6.13.   Liens............................................................................27
                6.14.   Guaranties.......................................................................27
                6.15.   Other Agreements.................................................................28
                6.16.   Transactions with Related Parties................................................28
                6.17.   Other Indebtedness...............................................................28
                6.18.   Changes to Organization Documents, etc...........................................28
                6.19.   Proceeds of Loans................................................................28

                                                            ARTICLE VII

                                                         EVENTS OF DEFAULT

                7.1.    Events of Default................................................................28
                7.2.    Remedies.........................................................................30

                                                            ARTICLE VIII

                                                             THE AGENT

                8.1.    Appointment and Authorization....................................................31
                8.2.    Delegation of Duties.............................................................31
                8.3.    Liability of Agent...............................................................31
                8.4.    Reliance by Agent................................................................31
                8.5.    Notice of Default................................................................32
                8.6.    Credit Decision..................................................................32
                8.7.    Indemnification of Agent.........................................................33
                8.8.    Agent in Individual Capacity.....................................................33
                8.9.    Successor Agent..................................................................33
                8.10.   Withholding Tax..................................................................34

                                                             ARTICLE IX

                                                      MISCELLANEOUS PROVISIONS

                9.1.    Amendments and Waivers...........................................................35
                9.2.    Notices..........................................................................36
                9.3.    No Waiver; Cumulative Remedies...................................................37
                9.4.    Costs and Expenses...............................................................37
                9.5.    Borrower Indemnification.........................................................37
                9.6.    Payments Set Aside...............................................................39
                9.7.    Successors and Assigns...........................................................39
                9.8.    Confidentiality..................................................................40
                9.9.    Set-off..........................................................................41
                9.10.   Notification of Addresses, Lending Offices, etc..................................41
                9.11.   Counterparts.....................................................................42
                9.12.   Survival.........................................................................42
                9.13.   Disclaimer.......................................................................42
                9.14.   Severability.....................................................................42
                9.15.   No Third Parties Benefitted......................................................42
                9.16.   Governing Law and Jurisdiction...................................................42
                9.17.   Waiver of Jury Trial.............................................................43
                9.18.   Entire Agreement.................................................................43
                9.19.   Affiliated Person................................................................43
                9.20.   Continuing Effectiveness, etc....................................................43
                9.21.   Facsimile Execution..............................................................43
                9.22.   Syndication Agent................................................................44
                9.23.   Section 6.1(a); Change in Independent Accountants................................44


SCHEDULE I          Definitions
SCHEDULE II         Commitments and Pro Rata Shares
SCHEDULE III        Offshore and Domestic Lending Offices, Addresses for Notices
EXHIBIT 2.2         Promissory Note
EXHIBIT 2.3         Form of Loan Request
EXHIBIT 2.4         Conversion/Continuation Notice
EXHIBIT 2.14        Allocation Notice
EXHIBIT 2.15        Form of Request for Increase in Commitments
EXHIBIT 2.16        Form of Swing Loan Note
EXHIBIT 4.1(c)-1    Form of Opinion of Counsel to the Borrower
EXHIBIT 4.1(c)-2    Form of Opinion of Counsel to the Agent
EXHIBIT 5.7-1       Schedule of Litigation
EXHIBIT 5.7-2       Schedule of Contingent Liabilities
EXHIBIT 6.1         Form of Borrowing Base Certificate

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

        THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 13, 2000 by the signatories hereto and amends and restates that certain Credit Agreement, dated as of April 17, 1997 (as heretofore amended by that certain First Amended and Restated Credit Agreement, dated as of April 16, 1998, that certain letter agreement, dated April 15, 1999, that certain Second Amended and Restated Credit Agreement, dated as of June 14, 1999, that certain letter agreement, dated June 15, 2000 and that certain letter agreement, dated August 9, 2000, the "Existing Credit Agreement"), by and among VAN KAMPEN PRIME RATE INCOME TRUST and VAN KAMPEN SENIOR FLOATING RATE FUND, as Borrowers (the "Borrowers"), the various banks (as defined in Section 2(a)(5) of the Act) party thereto (collectively, the "Banks"), and BANK OF AMERICA, N.A. ("BofA"), as agent (in such capacity, the "Agent") for the Banks.

                              W I T N E S S E T H:

        WHEREAS, the Borrowers, the Banks and Bank of America, N.A., as agent for the Banks, are parties to the Existing Credit Agreement, which provided for the Banks to extend Loans to the Borrowers from time to time;

        WHEREAS, by means of a letter agreement dated June 13, 2000, each of the Banks amended the Agreement by changing the scheduled Commitment Termination Date from June 13, 2000 to September 13, 2000;

        WHEREAS, Bayerische Hypo-Und Vereinsbank AG, New York Branch, has elected not to continue as a Bank hereunder; and

        WHEREAS, the Borrowers and the Banks signatory hereto desire to amend and restate the Existing Credit Agreement, among other things, reallocate certain of the Commitments as provided herein, to extend the scheduled Commitment Termination Date, to add an optional commitment increase feature, to add BNP Paribas as a Bank hereunder and to amend and restate the Existing Credit Agreement in certain other respects, all as more fully hereinafter set forth (the "Refinancing").

        NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be amended and restated, as of the Refinancing Date, upon satisfaction of the conditions set forth herein, to state in its entirety as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

        1.1. Defined Terms. Unless otherwise defined herein, terms defined in
Schedule I have the same respective meanings when used in this Agreement.

        1.2. Interpretation. In this Agreement, unless otherwise specified herein:

                (a) the singular number includes the plural number and vice versa;

                (b) reference to any Person includes such Person's successors and assigns but, if specified herein, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                (c) reference to any gender includes each other gender;

                (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if specified herein, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                (e) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                (f) reference to any Article, Section, Annex, Schedule or Exhibit means such Article or Section hereof or Annex, Schedule or Exhibit hereto;

                (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                (h) "including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

                (i) "or" is not exclusive; and

                (j) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".

        1.3. Accounting Terms. In this Agreement, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP in effect from time to time.

                                   ARTICLE II

                                   THE CREDITS

        2.1. Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrowers from time to time on any Business Day during the period from the Refinancing Date to the Commitment Termination Date equal to its Pro Rata Share of the aggregate amount of the Borrowing requested by a Borrower to be made on such day. The Commitment of each Bank and the outstanding principal amount of Loans made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on Schedule II (such amount as the same may be reduced under Section 2.5 or as a result of one or more assignments as permitted herein pursuant to Section 3.7 and Section 9.7, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount; and provided, further, that the aggregate principal amount of all Loans outstanding from time to time to a Borrower shall not exceed the Borrowing Base for the relevant Borrower. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.1, repay under the terms hereof and reborrow under this Section 2.1.

        2.2. Notes. The Loans made by each Bank under its Commitment to a Borrower shall be evidenced by a Note in the form of Exhibit 2.2. Each such Bank shall record on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the relevant Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to so record such information on such schedules to its Note, and each Bank's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the relevant Borrower hereunder or under any such Note to such Bank.

        2.3. Procedure for Borrowing. (a) Each Borrowing shall be made upon a Borrower's irrevocable written notice or telephonic notice confirmed in writing within 24 hours delivered to the Agent in the form of a loan request ("Loan Request") substantially in the form of Exhibit 2.3 hereto (which notice must be received on a Business Day by the Agent prior to 12:00 noon. (Eastern time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the Borrowing Date for which a Loan is requested, in the case of Federal Funds Rate Loans, specifying:

                (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof;

                (B) the requested Borrowing Date, which shall be a Business Day;

                (C) the Type of Loans comprising the Borrowing; and

                (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Loan Request fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be two weeks.

        In the event that more than one Loan Request is delivered on any Business Day, the Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of the Loan Requests will not exceed the Commitment Amount, process the Loan Requests in the order of receipt.

        (b) The Agent will promptly notify each Bank of its receipt of any Loan Request and of the amount of such Bank's Pro Rata Share of that Borrowing.

        (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 2:00 p.m. (Eastern time) on the Borrowing Date requested by a Borrower in funds immediately available to the Agent for deposit to the account which the Agent shall from time to time specify by notice to the Banks. The proceeds of all such Loans will then be made available promptly to the relevant Borrower by the Agent in accordance with written instructions provided to the Agent by the Borrower in like funds as received by the Agent. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

        (d) After giving effect to any Borrowing, there may not be more than three (3) different Interest Periods in effect with respect to each Borrower.

        2.4. Conversion and Continuation Elections. (a) A Borrower may as to its Loans, upon irrevocable written notice or telephonic notice confirmed in writing within 24 hours to the Agent in accordance with Section 2.4(b):

                (i) elect, as of any Business Day, in the case of Federal Funds Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans (other than a Swing Loan), to convert any such Loans (or any part thereof in an amount that is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount that is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof);

provided that, if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced by payment, prepayment or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Federal Funds Rate Loans, and on and after such date, the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

        Notwithstanding anything to the contrary, no Loan shall be outstanding for a period of more than sixty (60) days (including, in the case of a Loan that was initially made as a Swing Loan, the days during which such Loan was a Swing
Loan) and there shall be no more than three Interest Periods in respect of an Offshore Rate Loan with respect to each Borrower.

        (b) The relevant Borrower shall deliver a Conversion/Continuation Notice as to its Loans to be received by the Agent not later than 12:00 noon (Eastern time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) on the Conversion/Continuation Date, if the Loans are to be continued or converted into Federal Funds Rate Loans, specifying:

                (A) the proposed Conversion/Continuation Date;

                (B) the aggregate amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) other than in the case of conversions into Federal Funds Rate Loans, the duration of the requested Interest Period.

        (c) The Agent will promptly notify each Bank of its receipt of a Conversion/Continuation Notice. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

        (d) Unless the Majority Banks otherwise agree, during the existence of a Default with respect to a Borrower, such Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

        2.5. Voluntary Termination or Reduction of Commitments. The Borrowers may, upon not less than five Business Days' prior written or telephonic notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment Amount then in effect. Once reduced in accordance with this Section, the Commitment Amount may not be increased. Any reduction of the Commitment Amount shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter.

        2.6. Prepayments. (a) If at any time the outstanding balance of a Borrower's Indebtedness shall exceed the then-current Borrowing Base of such Borrower and at such time as there are Loans outstanding to such Borrower, such Borrower shall immediately prepay the outstanding principal amount of its Loans in an amount equal to such excess, together with interest accrued thereon and amounts required under Section 3.4.

        (b) Subject to Section 3.4, a Borrower may, at any time or from time to time, upon not less than three Business Days' irrevocable written or telephonic notice to the Agent, ratably prepay its Loans, in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given, the relevant Borrower shall make such prepayment to the Agent, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of the prepayment of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

        (c) The Agent will promptly notify each Bank of its receipt of any such notice and of such Bank's Pro Rata Share of such prepayment.

        (d) Each prepayment of any Loans pursuant to this Section shall be without premium or penalty, except as may be required by Section 3.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

        2.7. Repayment. Each Borrower shall repay to the Agent for the benefit of the Banks on the Commitment Termination Date the aggregate principal amount of its Loans outstanding on such date.

        2.8. Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Federal Funds Rate or the Offshore Rate, as the case may be (and subject to a Borrower's right to convert to another Type of Loans under Section 2.4), plus the Applicable Margin.

        (b) Interest on each Loan shall be paid by the relevant Borrower on its Loans in arrears on each Interest Payment Date. Interest shall also be paid by the relevant Borrower on its Loans on the date of any prepayment of Offshore Rate Loans under Section 2.6 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof, and during the existence of any Event of Default, interest from the Borrower subject to such Event of Default shall be paid by such Borrower on demand of the Agent at the request or with the consent of the Majority Banks.

        Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Credit Document, is not paid in full when due by the relevant Borrower on its Loans (whether at stated maturity or by acceleration, demand or otherwise), the relevant Borrower agrees, to the extent permitted by law, to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon, payable on demand at a fluctuating rate per annum equal to the Base Rate plus 2%.

        (c) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the relevant Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

        2.9. Fees. (a) Arrangement, Agency Fees. The Borrowers shall pay on a several, and not on a joint, basis an arrangement fee to the Arranger for the Arranger's own account, and shall pay agency fees to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") among the Borrowers, the Arranger and the Agent dated August 16, 2000. Van Kampen Prime Rate Income Trust shall be responsible for its pro rata portion of such fees and Van Kampen Senior Floating Rate Fund shall be responsible for its pro rata portion of such fees based upon the relative net asset value of each Borrower on any date of determination thereof.

        (b) Commitment Fees. The Borrowers shall pay on a several, and not on a joint, basis to the Agent for the account of each Bank a commitment fee on the daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 0.09% per annum. For the avoidance of doubt, the contingent obligation of a Bank to pay funds to BofA in respect of a Swing Loan that may convert to a Federal Funds Rate Loan as provided in Section 2.16 shall not be considered use of such Borrower's Commitment. Van Kampen Prime Rate Income Trust shall be responsible for its pro rata portion of the commitment fee and Van Kampen Senior Floating Rate Fund shall be responsible for its pro rata portion of the commitment fee based upon the relative net asset value of each Borrower on any date of determination thereof. Such commitment fee shall accrue from the date of this third amended and restated Agreement to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 13, 2000 through the Commitment Termination Date, with the final payment to be made on the Commitment Termination Date. All accrued commitment fees to but not including the effective date of any termination of Commitments shall be paid on the effective date of such termination. All accrued commitment fees to but not including the effective date of any reduction of Commitments shall be paid on the last Business Day of the then-current calendar quarter, with such quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        2.10. Computation of Fees and Interest. (a) All computations of interest on the basis of the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365- or 366-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

        (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent will, at the request of a Borrower or any Bank, deliver to such Borrower or Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

        2.11. Payments. (a) All payments to be made by a Borrower shall be made without set-off, recoupment or counterclaim, subject to Section 3.1. Except as otherwise expressly provided herein, all such payments shall be made to the Agent for the account of the Banks at the Agent's Payment Office and shall be made in Dollars and in immediately available funds no later than 2:00 p.m. (Eastern time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 2:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

        (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds, and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent a Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.12. Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of a Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the relevant Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the relevant Borrower of such failure to fund, and upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.13. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The relevant Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

        2.14. Non-Allocated Payments. Notwithstanding any other provision of this Agreement, the parties agree that (i) the obligations of each Borrower hereunder are, and at all times shall continue to be, several and not joint,
(ii) the assets and liabilities of each Borrower are separate and distinct from the assets and liabilities of the other Borrower and (iii) a Borrower shall not be liable or charged for any debt, obligation, liability, fee or expense arising under this Agreement or the Notes of the other Borrower. The Borrowers shall (i) as provided in Section 4.1(h), (ii) to the extent feasible, at least five (5) Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than commitment fees, principal of or interest on a Loan, expenses allocable specifically to one Borrower hereunder, indemnities allocable to one Borrower in accordance with the terms and conditions hereof or Taxes or Other Taxes allocated to a particular Borrower and arrangement and agency fees) shall be due and payable and (iii) upon request of the Agent, cause to be provided to the Agent an Allocation Notice; provided, however, should the Borrowers fail to deliver to the Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Agent, the Borrowers shall be liable therefor to the Agent and/or the Banks on a pro rata basis in the proportion of the respective net asset value of each Borrower on any date of determination thereof.

        2.15. Optional Increase in Commitments. The Borrowers may, on one occasion, during the period from the Refinancing Date to the Commitment Termination Date, by means of a letter to the Agent and each Bank substantially in the form of Exhibit 2.15, request that the Banks increase the combined Commitments; provided that (i) such letter shall be accompanied by a certificate of an Authorized Officer of each Borrower as to resolutions of the board of trustees of the Borrower approving such increase, (ii) the amount of the increase in Commitments shall not be less than $50,000,000 and (iii) in no event shall the aggregate amount of the combined Commitments exceed $650,000,000 without the written consent of all Banks. Each Bank shall have the option (in its sole and complete discretion) to subscribe for its proportionate share of such increase, according to its then-existing Pro Rata Share. Each Bank shall respond to the Borrowers' request within 20 Business Days by submitting a response in the form of Attachment 1 to Exhibit 2.15 to the Agent (and any Bank not responding within such period shall be deemed to have declined such request). At the option of the Borrowers, any part of the proposed increase not so subscribed may be assumed, within 10 Business Days after all Banks have responded to (or are deemed to have declined) such request, by one or more existing Banks and/or by one or more Persons meeting the qualifications of an Eligible Assignee, in amounts which are acceptable to the Borrowers; it being understood that any assumption by a Person which is not an existing Bank shall be subject to consent of the Agent and each Borrower (which consents shall not be unreasonably withheld or delayed). Any increase in the combined Commitments pursuant to this Section 2.15 shall become effective on the date on which (a) the proposed increase has been fully subscribed or each of the Borrowers has notified the Agent that such Borrower accepts an increase in the combined Commitments which is less than the full amount of the requested increase (but not less than the amount specified in clause (ii) of the first sentence of this
Section 2.15) and (b) the Agent shall have received from each Borrower replacement Notes and/or one or more new Notes in favor of the Banks whose Commitments have changed or been put in place as a result of the increase in the combined Commitments and such other documents as the Banks, through the Agent, shall have reasonably requested from the Borrowers. The Agent shall promptly notify the Borrowers and the Banks of any increase in the amount of the combined Commitments pursuant to this Section 2.15 and of the Commitment and Pro Rata Share of each Bank after giving effect thereto. Each Borrower acknowledges that, in order to maintain Loans in accordance with each Bank's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata subscription to an increase in the combined Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 3.4).

        2.16. Swing Loans. BofA may elect in its sole discretion to make loans that shall bear interest at the Federal Funds Rate plus 0.50% per annum (each, a "Swing Loan") to a Borrower solely for BofA's own account from time to time on or after the Refinancing Date and prior to the Commitment Termination Date up to an aggregate principal amount at any one time outstanding to both of the Borrowers not to exceed $25,000,000; provided, however, that after giving effect to any Swing Loan, the aggregate principal amount of all outstanding Loans shall not exceed the least of (i) the Commitment of BofA; (ii) the combined Commitments of all the Banks; and (iii) the Borrowing Base. BofA may make Swing Loans (subject to the conditions precedent set forth in Section 4.2), provided that BofA receives notice no later than 2:00 p.m. (Eastern time) either (i) by facsimile transmission of a Loan Request or (ii) by telephone notice from an Authorized Officer of the relevant Borrower for funding of a Swing Loan on the Business Day on which such Swing Loan is requested to be made. BofA shall not make any Swing Loan after BofA becomes aware that one or more of the conditions precedent contained in Section 4.2 is not satisfied until such conditions have been satisfied or waived.

        If a Borrower shall request by telephonic notice and obtain a Swing Loan, it shall deliver promptly by facsimile transmission to BofA a Loan Request signed by an Authorized Officer of the Borrower confirming such telephonic notice for a Swing Loan. If the information contained in any such Loan Request differs in any material respect from the action taken by BofA, the records of BofA shall govern, absent manifest error.

        Each outstanding Swing Loan shall be payable no later than the seventh Business Day next following the day the Swing Loan was made, with interest at the Federal Funds Rate plus 0.50% per annum, and shall be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to BofA solely for its own account. On the due date for such Swing Loan, unless the relevant Borrower delivers or has previously delivered to BofA a notice of its intention to repay and does repay the Swing Loan prior to 12:00 noon (Eastern time), such Swing Loan shall automatically convert to a Federal Funds Rate Loan under this Agreement, and each Bank (other than BofA), shall irrevocably and unconditionally purchase from BofA, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Bank's Pro Rata Share and promptly pay such amount to BofA in immediately available funds (which payment shall be due by 2:00 p.m. (Eastern time) on such day if BofA requests payment therefor prior to 12:00 noon (Eastern time) on such day; otherwise such payment shall be due by 2:00 p.m. (Eastern time) on the first Business Day after BofA requests the same). Such payment shall be made by the other Banks whether or not an Event of Default or a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the relevant Borrower has then requested a Loan in such amount. If such amount is not in fact paid to BofA by any Bank, BofA shall be entitled to recover such amount on demand from such Bank, together with accrued interest thereon from the due date therefor (if made prior to 2:00 p.m., Eastern time) on any

Business Day until the date such amount is paid to BofA by such Bank, at the Federal Funds Rate. The failure of any Bank to pay such amount to BofA shall not relieve any other Bank of its obligation to BofA hereunder.

        2.17. Extension of Commitment Termination Date. Between 60 and 45 days prior to the Commitment Termination Date, the Borrowers may, by notice to the Agent, request that all Banks extend for an additional 364 days the Commitment Termination Date. Such extension so requested shall become effective if (and only if) on or prior to 30 days after such notice, each Bank shall have consented to such extension in writing by notice to the Agent. If a Bank shall not respond to any such request, it shall be deemed to have refused to extend. If any Bank (a "Non-Extending Bank") shall not agree to such extension, but Banks holding at least 80% of the Commitments shall agree to such extension, the Borrowers may request one or more of the other Banks to purchase the Commitment of the Non-Extending Bank or, with the consent of the Agent, the Borrowers may request an Assignee to purchase the Commitment of the Non-Extending Bank. Such purchase shall be subject to the payment to the Non-Extending Bank of all accrued and unpaid interest, principal, fees and other amounts due and owing hereunder. Any such purchase by such other Bank(s) or Assignee shall be subject to the terms of Section 9.7, except that the assignment fee contemplated by
Section 9.7(b) shall not be payable. The respective obligations of the Borrowers to any Non-Extending Bank under Sections 2.9, 3.1, 3.3, 3.4, 9.4 and 9.5, and the obligations of such Non-Extending Bank under Sections 8.7 and 9.8, shall in each case survive and continue in full force and effect after the date on which such Non-Extending Bank shall cease to be a Bank hereunder.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.1. Taxes. (a) Any and all payments by a Borrower to each Bank or the Agent under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes with respect to such Borrower's payments. In addition, the relevant Borrower shall pay all of its Other Taxes which have been reasonably allocated to it.

        (b) The relevant Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of its Taxes or its Other Taxes in connection with a payment by it (including any of its Taxes or its Other Taxes imposed by any jurisdiction on amounts payable by it under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses other than penalties, additions to tax, interest and expenses arising solely as a result of the willful misconduct or gross negligence of such Bank or Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor to the relevant Borrower including with such demand an identification of the Taxes or Other Taxes (and amounts thereof) with respect to which such demand for indemnification is being sought.

        (c) If the relevant Borrower shall be required by law to deduct or withhold any of its Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received from such Borrower had no such deductions or withholdings been made;

                (ii) such Borrower shall make such deductions and withholdings;

                (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) such Borrower shall also pay to the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

        (d) Within 30 days after the date of any payment by the relevant Borrower of its Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

        (e) If the relevant Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsections (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank. A Borrower shall have no obligation to pay any amounts or increase any amounts payable to any Bank pursuant to this Section 3.1 which are owing on account of such Bank's failure to comply with its obligations under Section 8.10.

        (f) Within 30 days after the written request of a Borrower, each Bank or Agent shall execute and deliver to such Borrower such certificates or forms as are reasonably requested by such Borrower in such request, that can be furnished consistent with the facts and that are necessary to assist such Borrower in applying for refunds of its Taxes or its Other Taxes paid or indemnified by such Borrower hereunder. If a Bank or Agent receives a refund of any Taxes or Other Taxes with respect to which a Borrower has made a payment of additional amounts, such Bank or Agent shall pay over such refund to such Borrower within 30 days of receipt in an amount not in excess of the payments made by such Borrower with respect thereto.

        3.2. Illegality. (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank gives notice, and the Bank agrees promptly to give such notice, to the Agent and the Borrowers when the circumstances giving rise to such determination no longer exist.

        (b) If a Bank reasonably determines that it is unlawful to maintain any Offshore Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full its respective Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan, as provided in a notice from the Bank to each respective Borrower. If a Borrower is required to so prepay any of its Offshore Rate Loan, then concurrently with such prepayment, the Borrower may borrow from the affected Bank, in the amount of such repayment, a Federal Funds Rate Loan.

        (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, a Borrower may elect, by giving notice to the Bank through the Agent, that all of its Loans that would otherwise be made by the Bank as Offshore Rate Loans shall be instead Federal Funds Rate Loans.

        (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise materially disadvantageous to the Bank.

        3.3. Increased Costs and Reduction of Return. (a) If any Bank reasonably determines that, due to the introduction of or any change in or in the interpretation of any law or regulation or the compliance by that Bank with any guideline or request made subsequent to the date of this Agreement from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank (not included in the calculation of the Eurodollar Reserve Percentage) of agreeing to make or making, funding or maintaining any Offshore Rate Loans to a Borrower, then such Borrower shall be liable for, and shall from time to time within 30 days after demand (with a copy of such demand to be sent to the Agent) pay to the Agent, for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs with respect to such Borrower.

        (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any guideline or request made subsequent to the date hereof with respect to any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) and such Bank determines that, as a result of any of the foregoing, the amount of such capital is increased as a consequence of its Commitment, Loans, credits or other obligations under this Agreement, then, within 30 days after demand therefor accompanied by the certificate contemplated by Section 3.6 of such Bank to each affected Borrower through the Agent, the relevant Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for any reduced return on such capital reasonably allocated to the relevant Borrower as a result of such increase.

        3.4. Funding Losses. The relevant Borrower will reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may reasonably sustain or incur as a consequence of:

                (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion/Continuation Notice;

                (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.6; or

                (d) the prepayment or other payment (including after acceleration thereof) of any of such Borrower's Offshore Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by a Borrower to the Banks under this Section and under Section 3.3(b), each of such Borrower's Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.5. Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining a relevant Borrower's Offshore Rate for any requested

Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Agent will promptly so notify the relevant Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain such Offshore Rate Loans hereunder shall be suspended until the Agent gives notice (and, if appropriate, the Agent shall give such notice) to the relevant Borrower that adequate and reasonable means do exist for determining such Offshore Rate or such Offshore Rate does adequately and fairly reflect the costs to the Banks of funding such Loans. Upon receipt of such notice, such Borrower may revoke any Loan Request or Conversion/Continuation Notice then submitted by it. If such Borrower does not revoke such Notice, the Banks shall make, convert or continue such Loans at the end of the applicable Interest Period, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Federal Funds Rate Loans instead of Offshore Rate Loans until the Agent revokes such notice.

        3.6. Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the relevant Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

        3.7. Substitution of Banks. Upon the receipt by a Borrower from any Bank (an "Affected Bank") of a claim for compensation against such Borrower under
Section 3.1 or Section 3.3 or any circumstances exist with respect to such Bank described in Section 3.2, such Borrower may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to such Borrower to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (it being understood that no such other Bank shall in any way be required to effect any such acquisition and assumption); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld) and payment in full of all amounts due and owing hereunder to the Replacement Bank. Each Bank which is an Affected Bank agrees to execute the necessary documentation to assign its interest to a Replacement Bank upon five (5) days' written notice from such Borrower after a Replacement Bank is identified.

        3.8. Survival. The agreements and obligations of the respective Borrowers in Sections 3.1, 3.3 and 3.4 shall survive the payment of all other Obligations.

                                   ARTICLE IV

                     CONDITIONS TO AMENDMENTS AND BORROWING

        4.1. Conditions to Amendment and Restatement. This amended and restated Agreement shall take effect from the first day that the Agent shall have received counterparts hereof signed by the Borrowers, the Agent and the Banks, and each of the conditions set forth in this Section 4.1 has been waived by the Agent and each Bank or met (the "Refinancing Date").

              (a) The Agent shall have received from each Borrower a certificate, dated the Refinancing Date, of its Secretary or Assistant Secretary as to

                   (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this amended and restated Agreement, the Notes and each other Credit Document to be executed by it and the Borrower's Declaration of Trust as amended or amended and restated to the date hereof and By-Laws;

                   (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this amended and restated Agreement, the Notes and each other Credit Document executed by it;

                   (iii) such Borrower's valid existence as evidenced by a certificate issued by the Secretary of State of the Commonwealth of Massachusetts and appended to the relevant certificate of its Secretary or Assistant Secretary; and

                   (iv) the fact that the agreements delivered by such Borrower pursuant to Section 4.1(e) constitute all such agreements between the Borrower and the Adviser as of such date;

        upon which certificate the Agent and each Bank may conclusively rely as to the matters described in clauses (i) and (ii) until they shall have received a further certificate from such Borrower canceling or amending such prior certificate.

              (b) The Agent shall have received for the account of (i) BofA, BNP Paribas, Commerzbank Aktiengesellschaft, New York and Grand Cayman Branches, and Credit Lyonnais a Note from each Borrower duly executed and delivered by such Borrower and made payable to the order of such Bank in the principal amount of such Bank's Commitment and (ii) BofA, a Swing Loan Note from each Borrower duly executed and delivered by such Borrower and made payable to the order of such Bank in the principal amount of $25,000,000.

              (c) The Agent shall have received (1) an opinion, dated the Refinancing Date and addressed to the Agent and all Banks, from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to each Borrower, substantially in the form of Exhibit 4.1(c)-1 and (2) an opinion, dated the Refinancing Date and addressed to the Agent and all Banks, from Mayer, Brown & Platt, counsel to the Agent, substantially in the form of
        Exhibit 4.1(c)-2.

              (d) The Agent shall have received evidence of payment of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Refinancing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Refinancing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Agent), including any such costs, fees and expenses then due and payable arising under or referenced in Section 2.9(a) and those then due and payable pursuant to Section 9.4.

              (e) The Agent shall have received copies of each investment advisory agreement between each Borrower and the Adviser, together with all sub-advisory agreements, if any, in effect as of the Refinancing Date.

              (f) The Agent shall have received copies of the most recent prospectus and statement of additional information for the Borrowers in effect as of the Refinancing Date.

              (g) The Agent shall have received from the Borrowers an Allocation Notice.

        4.2. All Borrowings. The obligation of (i) each Bank to fund any Loan (other than the reimbursement of the Swing Loan pursuant to Section 2.16) on the occasion of any Borrowing (including the initial Borrowing) by a Borrower and
(ii) BofA to make any Swing Loan to a Borrower shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

              (a) No Default shall have occurred and be continuing with respect to the Borrower on such date.

              (b) The representations and warranties of the relevant Borrower contained in Article V (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) shall be true and correct in all material respects on and as of the date of such Borrowing, both immediately before and after giving effect to such Borrowing, as if then made.

              (c) In the case of a Borrowing, the Agent shall have received a Loan Request for such Borrowing. Each of the delivery of a Loan Request and the acceptance by the relevant

        Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the relevant Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof), the statements made in Sections 4.2(a), (b), (d) and (e) are true and correct with respect to such Borrower.

              (d) Both before and after the Loan in question, such Borrower's Asset Coverage Ratio shall be at least 4 to 1.

              (e) There shall not have been outstanding to such Borrower as of the close of business (Eastern time) on the day preceding the proposed Borrowing Date for the requested Loan a Loan that had been outstanding for more than sixty (60) days.

        Any instrument, agreement or other document to be received by the Agent pursuant to this Article IV, and any other condition precedent required to be met or satisfied under this Article IV, shall be in form and substance reasonably satisfactory to the Agent and each Bank and in sufficient copies for each Bank.

        4.3. Consequences of Effectiveness, etc. On the Refinancing Date the Existing Credit Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date the rights and obligations of the parties hereto shall be governed by this amended and restated Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Existing Credit Agreement. On the Refinancing Date, the Pro Rata Share of each Bank shall immediately become the percentage set forth opposite the name of such Bank on Schedule II. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Existing Credit Agreement shall become a party to this Agreement and, as of such date Bayerische Hypo-Und Vereinsbank AG shall cease to be a Bank party to this Agreement.

        4.4. Amounts Outstanding Under the Original Credit Agreement Deemed to Be Loans Under This Agreement. The principal amounts of Loans, if any, owing by a Borrower under the Existing Credit Agreement as at the Refinancing Date to each Bank that is a party thereto (as reallocated pursuant to this Agreement) shall be deemed to be Loans made by that Bank hereunder.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Banks and the Agent to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants unto the Agent and each Bank with respect to itself as set forth in this Article V. The representations and warranties contained in this Article V shall be deemed to be repeated by a Borrower each time that such Borrower requests that a Loan be made as provided in Article IV.

        5.1. Existence. The Borrower is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Borrower is a duly registered, non-diversified, closed-end investment company under the Act and has registered the sale of its common shares of beneficial interest under the Securities Act of 1933, as amended, pursuant to one or more registration statements, including any related prospectus, that is or are currently effective. The Borrower is in good standing and is duly qualified to do business in each state where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business or operations of the Borrower.

        5.2. Authorization. The Borrower is duly authorized to execute and deliver this Agreement and the Notes and, so long as this Agreement shall remain in effect, the Borrower will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Notes.

        5.3. No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Notes do not and, so long as this Agreement shall remain in effect with respect to them, will not (i) conflict with any provision of law, (ii) conflict with the Trust Agreement or its by-laws, (iii) conflict with any material agreement or instrument binding upon it, (iv) conflict with the Borrower's most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to it or (vi) require or result in the creation or imposition of any Lien on any of its assets.

        5.4. Validity and Binding Effect. This Agreement is, and the Notes when duly executed and delivered will be, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        5.5. No Default. The Borrower is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than defaults that could not reasonably be expected to result in a Material Adverse Change with respect to such Borrower. To the best of its knowledge, no Default with respect to it has occurred and is continuing.

        5.6. Financial Statements. The Borrower's most recent audited Statement of Assets and Liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent Statement of Assets and Liabilities and such semi-annual asset statement, there has been no Material Adverse Change with respect to such Borrower.

        5.7. Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to result in a Material Adverse Change with respect to such Borrower are pending or, to the best of its knowledge, threatened against or affecting such Borrower, except those referred to in Exhibit 5.7-1. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 5.6 or listed on Exhibit 5.7-2, to the best of its knowledge, it has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

        5.8. Liens. None of the Borrower's property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or for it in connection with its trustees' and officers' errors and omissions liability insurance policy, (iv) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed-delivery securities or other authorized investments, (v) Liens arising under any custodian agreement to which it is a party, (vi) other Liens on assets with a value no greater than $2,000,000 and (vii) Liens in connection with reverse repurchase transactions. Less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower, not including shares of the Borrower itself, consists of "margin stock" as defined in FRB Regulation U.

        5.9. Partnerships. The Borrower is not a general partner or joint venturer in any partnership or joint venture.

        5.10. Purpose. The proceeds of the Loans will be used by it for short-term liquidity and other temporary emergency purposes, which purposes are permitted under the Act and by its prospectus and statement of additional information. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of FRB Regulation T, U or X. It acknowledges that Loans made to it may be deemed by the FRB to be "purpose loans" under Regulation U because of its status as an investment company (or the functional equivalent thereof).

        5.11. Compliance and Government Approvals. The Borrower is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Change with respect to such Borrower. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any of the other Credit Documents and the Borrowings, other than those that have been obtained or made.

        5.12. Pension and Welfare Plans. The Borrower has not established or maintained, nor is it liable under, any Plan.

        5.13. Taxes. The Borrower has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The Borrower is not aware of any proposed assessment against it for such additional Taxes (or any basis for any such assessment) which might be material in amount to it. The Borrower has substantially complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to its shareholders.

        5.14. Subsidiaries; Investments. The Borrower has no Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business.

        5.15. Full Disclosure. No document or instrument furnished by the Borrower to the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading as of the date when made in light of the circumstances in which the same were made.

        5.16. Investment Policies. The Borrower's assets are being invested substantially in accordance with the investment policies and restrictions set forth in its most recent prospectus and its most recent statement of additional information other than any de minimis violation of such policies arising in the ordinary course of business which the Borrower is in the process of correcting.
5.17. Regulations T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.

        5.18. Status of Loans. The Borrower's obligation in connection with the repayment of any Loans made to it hereunder shall at all times rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Indebtedness.

        5.19. Prospectus. The asset coverage restrictions on the Borrower in its prospectus are not more restrictive than the provisions of Section 6.12 hereof.

        5.20. Affiliated Person. To the best of the knowledge of the Borrower as of the date hereof, it is not an "Affiliated Person" or an "Affiliated Person" of such an "Affiliated Person", as defined in the Act, of any Bank party to the Agreement as of the date hereof.


                                   ARTICLE VI

                                    COVENANTS

        From the date of this Agreement (or, in the case of Van Kampen Senior Floating Rate Fund, the date of the second amendment and restatement of this Agreement) and thereafter until the expiration or termination of the Commitments and until all Obligations other than those expressly stated to survive expiration or termination of this Agreement have been paid or performed in full, each Borrower, as to itself, shall perform the obligations made applicable to it in this Article VI.

        6.1. Financial Statements and Other Reports. Each Borrower shall deliver to the Agent, with sufficient copies for each Bank:

             (a) As soon as available and in any event within 70 days after each of its Fiscal Years commencing with the Fiscal Year ending July 31, 1997, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by Deloitte & Touche LLP or such other independent certified public accountant who, in the commercially reasonable judgment of the Majority Banks, shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Banks such accountant's understanding that the Banks are relying on such Statement of Assets and Liabilities, (ii) containing a computation of, and showing compliance with, the financial ratio contained in
        Section 6.12 and (iii) to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

             (b) Within 70 days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

             (c) Within 15 days after the end of each calendar quarter, (i) a certificate substantially in the form of Exhibit 6.1 ("Borrowing Base Certificate") setting forth its (A) borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate) ("Borrowing Base") and (B) Asset Coverage Ratio as of the last day of such calendar quarter and (ii) a certificate signed by an Authorized Officer certifying that, to the best of such Person's knowledge, no Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same;

             (d) (i) Within 15 days following the filing thereof, any preliminary proxy materials filed with the Securities and Exchange Commission and (ii) within 15 days after the same become available, copies of its current prospectus and statement of additional information (marked to show changes from the prospectus and statement of additional information most recently delivered to the Banks), except that if its investment policies are changed materially (including any change in its ability to borrow hereunder), copies of a revised prospectus (or a prospectus supplement) and statement of additional information (marked to show changes from the prospectus (or prospectus supplement) and statement of additional information most recently delivered to the Banks) reflecting any such changes shall be provided to the Agent within 15 days after the same becomes available; and

             (e) Promptly from time to time such other reports or information as any of the Banks may reasonably request.

        6.2. Notices. The Borrower shall notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

             (a) the occurrence of a Default;

             (b) the institution of any litigation, arbitration proceeding or governmental proceeding which is likely to result in a Material Adverse Change with respect to such Borrower;

             (c) the entry of any judgment or decree against it if the aggregate amount of all judgments and decrees then outstanding against it exceeds the lesser of 5% of its Net Asset Value or $5,000,000 after deducting
        (i) the amount with respect to which it is insured and with respect to which the insurer has assumed responsibility in writing and (ii) the amount for which it is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

             (d) the occurrence of a change of its name (whether of its legal name or a "d/b/a" designation). The Borrower shall promptly execute and deliver to each Bank a new Note for execution in its new name, together with such other documents in connection therewith as the Banks shall reasonably request; and

             (e) the scheduling of consideration by the board of trustees of the Borrower of a change in the Borrower's Adviser (except as contemplated hereby), distributor, administrator, custodian (unless such custodian is a Bank) or independent accountant, or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser (except as contemplated hereby); provided that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder.

        Notwithstanding anything to the contrary in the foregoing, in the case of the matters described in subparagraph (e), the notice contemplated by this
Section 6.2 shall be given not later than 30 days prior to the time (i) the board of trustees of the Borrower is to consider approval of such change or appointment or otherwise determines to recommend such change or appointment (if necessary) to the Borrower's shareholders for their approval and (ii) of any change of the Borrower's custodian; provided, however, if in the case of the matters contemplated by subparagraph (e) the Borrower could not in good faith have provided the specified advance notice, such notice shall be given by the Borrower immediately following the earliest feasible time the notice could have been provided.

        6.3. Existence. The Borrower, except as specified in Section 6.11(a), shall maintain and preserve its existence as a registered investment company, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time, unless the Borrower has no Loans outstanding and the Borrower has irrevocably notified the Agent (which shall thereupon promptly notify the Banks) that it shall not request any Loans hereunder.

        6.4. Nature of Business. The Borrower shall continue in, and limit its operations to, the business of a closed-end management investment company, within the meaning of the Act, and maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as a closed-end investment company, except where the failure to so maintain such licenses, registrations, permits and approvals would not result in a Material Adverse Change with respect to such Borrower.

        6.5. Books, Records and Access. The Borrower shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, the Borrower shall at the expense of the Banks prior to Default or at the expense of the Borrower after Default permit access by the Banks to its books and records during normal business hours and permit the Banks to make copies of such books and records; provided that the Banks agree that Borrower shall not be required to provide the Banks with access to such of its books and records that are subject to confidentiality agreements which prohibit such access or which are proprietary in nature.

        6.6. Insurance. The Borrower shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of comparable size and financial strength engaged in the same or similar businesses and similarly situated and will, upon the reasonable request of the Agent, furnish to the Banks a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section.

        6.7. Investment Policies and Restrictions. (a) The Borrower, without prior written notice to the Agent of at least 30 days, shall not rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "proposed change"). If, in the reasonable judgment of the Majority Banks, such proposed change will result in a change in the Banks' analysis of the creditworthiness of the Borrower, the Agent shall notify the Borrower of such decision; thereafter, if such proposed change is implemented, the Banks may terminate their Commitments to lend to the Borrower, and all Loans outstanding to the Borrower shall become immediately due and payable.

        (b) The Borrower's investment in any assets shall be made in accordance with its investment policies and restrictions set forth in its most recent prospectus and statement of additional information other than any investment which shall constitute a de minimis violation of such policies arising in the ordinary course of business which the Borrower is in the process of correcting.

        6.8. Taxes. The Borrower shall pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and it shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. The Borrower shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

        6.9. Compliance. The Borrower shall comply in all material respects with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act.

        6.10. Pension Plans. The Borrower shall not enter into, or incur any liability relating to, any Plan.

        6.11. Merger, Purchase and Sale.  The Borrower shall not:

              (a) be a party to any merger or consolidation; provided, however, that the Borrower may merge or consolidate with any other Person in accordance with 17 C.F.R. 270.17a-8 if (i) such merger or consolidation complies in all material respects with the requirements of 17 C.F.R. 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Banks of the Borrower prior to such merger or consolidation and (iii) in the good faith judgment of the Majority Banks, the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the Borrower prior to such merger or consolidation, unless the Majority Banks otherwise consent;

              (b) except as permitted by Section 6.11(a) and except for sales or other dispositions of assets in the ordinary course of its business or to meet shareholder redemption requests, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; provided, however, that the Borrower may sell substantially all of its assets to another Person in accordance with 17 C.F.R. 270.17a-8 if (i) such sale complies in all material respects with the requirements of 17 C.F.R. 270.17a-8 and all rules promulgated in connection therewith, (ii) the purchasing entity assumes all obligations to the Banks of the Borrower prior to such sale and (iii) in the good faith judgment of the Majority Banks, the financial condition and investment policies and restrictions of the purchasing entity are not fundamentally different from those of the Borrower prior to the asset sale; or

              (c) except as permitted by Section 6.11(a), purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of the Majority Banks, which consent shall not be unreasonably withheld.

        For purposes of this Section 6.11 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Borrower (other than in the normal course of business or in a manner otherwise consistent with the Borrower's investment policies and other than payments or transfers made to satisfy quarterly tenders of shares of the Borrower) during the same Fiscal Year, exceeds 15% of the Borrower's Total Assets determined as of the end of the immediately preceding Fiscal Year.

        6.12. Asset Coverage Ratio. The Borrower shall not at any time permit its Asset Coverage Ratio to be less than 4 to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to the Borrower.

        6.13. Liens. The Borrower shall not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired by it, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or on behalf of the Borrower in connection with the Borrower's trustees' errors and omissions liability insurance policy, (iv) Liens incurred in the ordinary course of business in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed-delivery securities or other authorized investments, (v) Liens arising under any custodian agreement to which the Borrower is a party, (vi) Liens in connection with reverse repurchase agreements and (vii) other Liens on assets with a value no greater than $2,000,000; provided, however, the value of any of its assets subject to a Lien shall be excluded from calculation of its Borrowing Base. The Borrower shall not permit "margin stock" as defined in FRB Regulation U (not including shares of the

Borrower itself) to constitute 25% or more of the value (as determined by any reasonable method) of the assets of the Borrower.

        6.14. Guaranties. The Borrower shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or as an account party under any letter of credit issued in favor of a third party, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

        6.15. Other Agreements. The Borrower shall not enter into any agreement containing any provision that would be violated or breached by performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

        6.16. Transactions with Related Parties. The Borrower shall not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, loan, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party; provided that any such transaction must be made in substantial compliance with Section 17 of the Act or an exemption therefrom.

        6.17. Other Indebtedness. The Borrower shall not incur or permit to exist any Indebtedness, other than (i) the Loans; (ii) unsecured Indebtedness that is subordinated in right of payment upon liquidation of the Borrower to the payment of the Loans; (iii) Indebtedness incurred in connection with Liens permitted by Section 6.13; (iv) reverse repurchase transactions in an amount not exceeding that permitted by the Borrower's investment policies and restrictions; and (v) other Indebtedness approved in writing by the Majority Banks.

        6.18. Changes to Organization Documents, etc. The Borrower shall not make or permit to be made any material changes to its Organization Documents without the prior written consent of the Majority Banks.

        6.19. Proceeds of Loans. The Borrower shall utilize the proceeds of each Loan made to it to provide temporary liquidity funding and to fund shareholder tender offers as permitted by the Act.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

        7.1. Events of Default. Each of the following shall constitute an Event of Default with respect to each Borrower under this Agreement (it being understood that an Event of Default with respect to one Borrower shall not constitute an Event of Default with respect to the other Borrower):

              (a) Default in payment by the Borrower (i) when and as required to be paid herein of any amount of principal of any Loan or (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Credit Document; provided that conversion of a Swing Loan to a Federal Funds Rate Loan as contemplated by the second sentence of the third paragraph of Section
        2.16 shall not constitute an Event of Default under this Section 7.1(a).

              (b) Default by the Borrower in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, the Borrower in excess of $5,000,000 (other than the Indebtedness evidenced by the Notes).

              (c) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, the Borrower in excess of $5,000,000 or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

              (d) The Borrower (i) becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

              (e) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial part of its property or business.

              (f) The Borrower shall default in the performance of its agreement under Section 6.4, 6.11 or 6.12.

              (g) The Borrower shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and such default shall continue for 30 days (or five Business Days in the case of the agreement contained in the last sentence of the definition of "Total Assets") after notice thereof to the Borrower from the Agent.

              (h) Any representation or warranty made by the Borrower herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

              (i) There shall be entered against the Borrower one or more judgments or decrees which, when taken together, will exceed $5,000,000 at any one time outstanding, excluding those judgments or decrees (i) that shall have been stayed or discharged within 30 calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

              (j) The Borrower shall no longer be in compliance in all material respects with all material provisions of the Act after giving effect to all notice, cure and contest periods thereunder.

              (k) The Borrower shall violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect, except for violations or the taking of such actions that could not reasonably be expected to result in a Material Adverse Change with respect to such Borrower.

              (l) There occurs a Change in Control of the Borrower's Adviser.

              (m) The Borrower shall have failed to maintain Van Kampen Investment Advisory Corp. or one of its Affiliates as Adviser to it and the Majority Banks shall not have consented to such failure.

              (n) The Borrower shall have changed its distributor, custodian, accountant or administrator and the Majority Banks shall not have provided their prior written consent to such change; provided, however, that the Majority Banks shall not withhold such consent unless, based upon their reasonable judgment, the Majority Banks in good faith conclude that such change would result in a change in the creditworthiness of the Borrower.

        7.2. Remedies. If any Event of Default described in Section 7.1 shall have occurred and be continuing, the Agent, upon the direction of the Majority Banks, shall declare the Commitments to be terminated with respect to the relevant Borrower and such Borrower's obligations under its Notes to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Borrower and such Borrower's Notes shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 7.1(d) or Section 7.1(e) occurs, the Commitments shall immediately terminate with respect to such Borrower and the obligations under the Notes with respect to such Borrower shall become immediately due and payable without declaration or advance notice of any kind). The Agent shall promptly advise the relevant Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against the relevant Borrower under the Credit Documents or applicable law.

                                  ARTICLE VIII

                                    THE AGENT

        8.1. Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

        8.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        8.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable to any of the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by either Borrower or any officer or agent thereof contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of a Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement or any other Credit Document or to inspect the properties, books or records of a Borrower.

        8.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to a Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate, and if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks and such request, and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        8.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be requested by the Majority Banks in accordance with Article VII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

        8.6. Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

        8.7. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        8.8. Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

        8.9. Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks and the Borrowers. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

        8.10. Withholding Tax. (a) On or prior to the date of execution and delivery of this Agreement in the case of each initial Bank, and on or prior to the date of the assignment pursuant to which it becomes a party to this Agreement in the case of an assignee Bank, and from time to time thereafter if requested by the Agent or either Borrower, any Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code agrees with and in favor of the Agent and the Borrowers to deliver to the Agent and the Borrowers IRS Form 1001 and IRS Form W-8, two copies of IRS Form 4224, as appropriate, or any successor form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

        A Bank providing IRS Forms 1001 and W-8 shall also provide to the Agent and Borrowers properly completed IRS Forms 1001 and W-8 in each third succeeding calendar year during which interest may be paid under this Agreement. A Bank providing IRS Form 4224 shall also provide to the Agent and Borrowers two properly completed IRS Forms 4224 before the payment of interest is due in each succeeding taxable year of such Bank during which interest may be paid under this Agreement.

        Such Bank agrees to promptly notify the Agent and the Borrowers of any change in circumstances that would modify or render invalid any claimed exemption or reduction. If the IRS form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States withholding tax in excess of zero, withholding tax at such rate shall be considered excluded from Taxes and Other Taxes unless and until such Bank provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes and Other Taxes for the period governed by such form; provided, however, that, if at the date of an assignment pursuant to which an assignee becomes a party to this Agreement, the Bank assignor was entitled to payments under Section 3.1 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include United States withholding tax, if any, applicable with respect to the Bank assignee on such date. For any period with respect to which a Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code has failed to provide the Agent and Borrowers with the appropriate

IRS forms described above (other than if such failure is due to a change in law occurring subsequent to the date on which a Bank, or an assignee thereof, becomes a party to this Agreement), such Bank shall not be entitled to indemnification under Section 3.1 with respect to withholding taxes imposed by the United States; provided, however, that should a Bank become subject to withholding taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

         (b) If any Bank claims exemption from or reduction of withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of a Borrower to such Bank, such Bank agrees to notify the Agent and such Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of such Borrower to such Bank. To the extent of such percentage amount, the Agent and the relevant Borrower will treat such Bank's IRS Form 1001 as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of a Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or a Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent or the relevant Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent and the relevant Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrower under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitments of any Bank (or reinstate any Commitment(s) terminated pursuant to Section 7.1);

                  (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Credit Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section, Section 2.13, Section 6.12, the definition of "Asset Coverage Ratio" (or any defined term as it is used in such definition) or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Credit Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         9.2. Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule III and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed by certified mail return receipt requested postage prepaid, faxed or delivered to the address or facsimile number specified for notices on Schedule III, or, as directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail by certified mail return receipt requested, or if delivered, upon delivery; provided that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

         (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice, and the Agent and the Banks shall not have any liability to such Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of a Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.4. Costs and Expenses. The relevant Borrower shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (so long as it is the Agent, or if BofA is not the Agent, the Bank acting as successor Agent) (including in its capacity as Agent) within five Business Days after demand (i) each Borrower shall pay its pro rata portion of reasonable costs and expenses (based upon its respective net asset value as of the date of determination of any payment) in connection with the preparation, delivery, administration and execution of this Amended and Restated Credit Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (so long as it is the Agent, or if BofA is not the Agent, the Bank acting as successor Agent) (including in its capacity as Agent) with respect thereto; and (ii) the Borrower responsible for a required amendment, supplement, waiver or modification (in each case whether or not consummated) of this Agreement, any Credit Document and any other document prepared in connection herewith or therewith shall pay all reasonable costs and expenses in connection therewith; provided, however, notwithstanding anything to the contrary in the foregoing, the responsibility of the relevant Borrower to reimburse BofA (so long as it is the Agent, or if BofA is not the Agent, the Bank acting as successor Agent) for Attorney Costs in connection with the development, preparation, delivery and execution of this amended and restated Agreement and such other documents and the consummation of such transactions shall be limited to the reasonable fees and disbursements of outside counsel to BofA (so long as it is the Agent, or if BofA is not the Agent, the Bank acting as successor Agent); and

         (b) the Borrower responsible for a breach or violation of this Agreement or any Credit Document shall pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

         9.5. Borrower Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, Van Kampen Prime Rate Income Trust shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, settlements costs, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Credit Document as a result of the activities of Van Kampen Prime Rate Income Trust, or the transactions contemplated hereby, the use of proceeds of any Loan or the Commitments or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans to Van Kampen Prime Rate Income Trust or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that Van Kampen Prime Rate Income Trust shall not have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         (b) Whether or not the transactions contemplated hereby are consummated, Van Kampen Senior Floating Rate Fund shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Credit Document as a result of the activities of Van Kampen Senior Floating Rate Fund, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans to Van Kampen Senior Floating Rate Fund or the use of the proceeds thereof, whether or not any

Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that Van Kampen Senior Floating Rate Fund shall not have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         (c) Promptly after receipt by an Indemnified Person under subsections
(a) or (b) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the respective Borrower under such subsection, notify such Borrower in writing of the commencement thereof, but the omission so to notify such Borrower shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the respective Borrower of the commencement thereof, the relevant Borrower or Borrowers, as applicable, shall be entitled to participate therein and, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the relevant Borrower or Borrowers), and after notice from the relevant Borrower or Borrowers to such Indemnified Person of its election so to assume the defense thereof; provided that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld; and provided, further, that the relevant Borrower or Borrowers shall not be required to reimburse the expenses of more than one counsel in any jurisdiction unless the Indemnified Parties shall determine in their sole discretion that their interests may differ.

         (d) The agreements in this Section 9.5 shall survive payment of all other Obligations. The obligations under 9.5(a) and 9.5(b) hereof shall be without duplication.

         9.6. Payments Set Aside. To the extent that a Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         9.7. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns, except that a Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Banks; provided that the Banks hereby agree that (i) they each consent to any transfer or assignment made to another Person pursuant to Section 6.11(b) so long as all of the conditions in the proviso in Section 6.11(b) are met; (ii) the

Banks further agree that any transfer or assignment made pursuant to Section 6.11(b) shall not itself be deemed to be a rescission, amendment or modification of any "fundamental" investment policy under Section 6.7(a) or a violation of
Section 6.7(b); and (iii) the Banks agree to release the relevant original Borrower from all liability hereunder.

         (b) The Loans are being made by the Banks in the ordinary course of their business and not with a view toward distribution, it being understood that each Bank may sell participations and assignments in its Commitments and the Loans (other than Swing Loans) as provided herein. Any Bank may, upon payment by such Bank to the Agent of an assignment fee of $3,500, at any time assign, subject to the relevant Borrower's consent, which consent shall not be unreasonably withheld, to one or more financial institutions (each of which shall have a net worth of at least $500,000,000 (or the equivalent thereof in another currency)) not an affiliate (as defined in the Act) of or an affiliate (as defined in the Act) of such an affiliate of either of the Borrowers or Van Kampen Investment Advisory Corp. (each an "Assignee") all, or a proportionate part of all, of its rights under this Agreement and the relevant Borrower's Notes in a minimum amount of $25,000,000; provided that the relevant Borrower may continue to deal solely and directly with the Bank in connection with any interest assigned until such Borrower receives written notice of assignment, the address of the assignee and such Borrower consents. Any Bank may at any time grant to one or more financial institutions (each of which shall have a net worth of at least $500,000,000 (or the equivalent thereof in another currency)) not an affiliate (as defined in the Act) of either of the Borrowers or Van Kampen Investment Advisory Corp. (each a "Participant") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the relevant Borrower, such Bank shall remain responsible for the performance of its obligations hereunder, and such Borrower shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which such Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the relevant Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement (i) which increases or decreases the Commitments of the Bank, (ii) reduces the principal of or rate of interest on any Loan or fees hereunder or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of the Participant. The relevant Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article III hereof with respect to its participating interest subject to clause (d) below and subject to compliance with Section 8.10 by the participant as if it were a Bank.

         (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release such Bank from its obligations hereunder.

         (d) No Assignee, Participant or other transferee of a Bank's rights shall be entitled to receive any greater payment under Section 3.1 and Section
3.3 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the relevant Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

         9.8. Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all written information identified as "confidential" or "secret" by any Borrower and provided to it by or on behalf of such Borrower, or by the Agent on a Borrower's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent such information
(i) was or becomes generally available to the public other than as a result of disclosure by the Bank or (ii) was or becomes available on a non-confidential basis from a source other than a Borrower; provided that such source is not bound by a confidentiality agreement with a Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other legal process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document;
(F) to persons (including Affiliates) that perform credit administration and review processes for such Bank and to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential; provided that such Person agrees in writing to keep such information confidential to the same extent as required by the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates; provided that each Bank shall require its Affiliates to agree to comply with the provisions of Section 9.9; and provided further that in the case of clauses (B),
(C) and (D), such Bank shall use reasonable efforts to notify the relevant Borrower promptly of any requests to disclose such information so that the Borrower may seek a protective order or other appropriate remedy.

         9.9. Set-off. (a) In addition to any rights and remedies of the Banks provided by law, but subject to Section 9.9(b), if, as to a Borrower, an Event of Default exists and is continuing or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to such Borrower (any such notice being waived by such Borrower to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of such Borrower against any and all Obligations of such Borrower owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured; provided that any such appropriation and application shall be subject to the provisions of Section
2.13. Each Bank agrees promptly to notify the relevant Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         (b) Notwithstanding the foregoing, in no event shall any Bank have any right to set off or otherwise apply any deposits of any kind at any time held by any such Bank to the extent that such Bank holds such deposits as a Borrower's custodian or agent. Without limiting the foregoing, in no event shall State Street Bank and Trust Company set off or otherwise apply any deposits of any kind at any time held by State Street Bank and Trust Company pursuant to any Custodian Contract between a Borrower and State Street Bank and Trust Company as in effect on the date hereof and as the same may be amended, restated, supplemented or otherwise modified from time to time.

         9.10. Notification of Addresses, Lending Offices, etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         9.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         9.12. Survival. The respective obligations of the Borrowers under Sections 2.9, 3.1, 3.3, 3.4 and Sections 9.4 and 9.5, and the obligations of the Banks under Sections 8.7 and 9.8, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The respective representations and warranties made by the Borrowers in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

         9.13. Disclaimer. None of the shareholders, trustees, officers, employees and other agents of a Borrower shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         9.14. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.15. No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

         9.16. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT AGAINST EACH BORROWER IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         9.17. Waiver of Jury Trial. EACH BORROWER, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH BORROWER, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

         9.18. Entire Agreement. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         9.19. Affiliated Person. Each Bank represents that it is not an"Affiliated Person" or an "Affiliated Person" of such an "Affiliated Person", as defined in the Act, of a Borrower.

         9.20. Continuing Effectiveness, etc. After the Refinancing Date, all references in the Credit Documents or other similar documents to "Credit Agreement" or words of like import shall refer to this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under any of the other Credit Documents, nor constitute a waiver of any provision of the Credit Documents.

         9.21. Facsimile Execution. One or more executed counterparts of this Agreement or any document or instrument related hereto may be delivered by facsimile, with the intention that such counterparts have the same effect as an original executed counterpart hereof or thereof. Any party hereto delivering an executed counterpart of this Agreement or any related document or instrument by facsimile shall promptly provide an original of such executed counterpart to the Agent.

         9.22. Syndication Agent. The parties hereto acknowledge that the Syndication Agent has been designated as such for purposes of convenience only and that the Syndication Agent shall not have any duties or responsibilities, except those that may be expressly set forth in a separate written instrument signed by the Syndication Agent, or any fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent.

         9.23. Section 6.1(a); Change in Independent Accountants. (a) The Banks that are signatories hereto (other than BNP Paribas) acknowledge that Van Kampen Prime Rate Income Trust, as to fiscal years 1997, 1998 and 1999, and Van Kampen Senior Floating Rate Fund, as to fiscal year 1999, failed to deliver the independent accountants certificates contemplated by Section 6.1(a) and such Banks hereby waive any Event of Default that may have arisen as a result of such failure.

         (b) The Banks that are signatories hereto (other than BNP Paribas) acknowledge that the firm of Deloitte & Touche LLP has replaced KPMG LLP as the independent accountants of the Borrowers and such Banks hereby waive the rights and remedies hereunder as a result of the failure of the Borrowers to comply with the advance notice requirements of Section 6.2(e) and agree that such change in accountants shall not be regarded as having given rise to an Event of Default under Section 7.1(n).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    VAN KAMPEN PRIME RATE INCOME TRUST



                                    By: /s/ John L.  Sullivan
                                        ----------------------------------------
                                    Title: Chief Financial Officer & Treasurer
                                           -------------------------------------



                                    VAN KAMPEN SENIOR FLOATING RATE FUND



                                    By: /s/ John L.  Sullivan
                                        ----------------------------------------
                                    Title: Chief Financial Officer & Treasurer
                                           -------------------------------------

                                    BANK OF AMERICA, N.A., as Agent



                                    By: /s/ Joan D'Amico
                                        ----------------------------------------
                                    Title: Managing Director
                                           -------------------------------------

                                    BANK OF AMERICA, N.A.



                                    By: /s/Joan D'Amico
                                        ----------------------------------------
                                    Title: Managing Director
                                           -------------------------------------

                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                     as Syndication Agent


                                    By: /s/ M. McCarthy
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    By: /s/ David Bennett
                                        ----------------------------------------
                                    Title: Assistant Treasurer
                                           -------------------------------------


                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                     NEW YORK and GRAND CAYMAN BRANCHES,
                                     as a Bank


                                    By: /s/ M.  McCarthy
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    By: /s/ David Bennett
                                        ----------------------------------------
                                    Title: Assistant Treasurer
                                           -------------------------------------

                                    THE BANK OF NEW YORK



                                    By: /s/ Scott H.  Buitekant
                                        ----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    FLEET NATIONAL BANK



                                    By: /s/ Robert T.P. Storer
                                        ----------------------------------------
                                    Title: Managing Director
                                           -------------------------------------

                                    STATE STREET BANK AND TRUST COMPANY




                                    By: /s/ Steven G. Caron
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    CITIBANK N.A.




                                    By: /s/ Pierre Guigui
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    CREDIT LYONNAIS NEW YORK BRANCH



                                    By: /s/ S.  Rocco
                                        ----------------------------------------
                                    Title: Senior Vice President
                                           -------------------------------------

                                    HARRIS TRUST AND SAVINGS BANK



                                    By: /s/ Charles Howes
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    BNP PARIBAS


                                    By: /s/ Marguerite L. Lebon
                                        ----------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------


                                    By: /s/ Barry K. Chung
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                   SCHEDULE I


                                   Definitions



         "Act" means the Investment Company Act of 1940.

         "Adviser" means Van Kampen Investment Advisory Corp., a Delaware corporation or any of its Affiliates as investment adviser, sub-adviser or administrator to the Borrower, or any other successor or assign thereto consented to by the Majority Banks.

         "Affected Bank" is defined in Section 3.7.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 8.9.

         "Agent-Related Persons" means BofA (as Agent) and any successor Agent arising under Section 8.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's Payment Office" means the address for payments set forth on
Schedule III in relation to the Agent or such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement, as amended, restated, modified and/or supplemented from time to time.

         "Allocation Notice" means a notice, substantially in the form of
Exhibit 2.14, furnished to the Agent by or on behalf of each Borrower, setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under the Credit Documents (other than commitment fees, principal and interest in respect of Loans, expenses allocable specifically to one Borrower hereunder, indemnities allocable to one Borrower in accordance with the terms and conditions hereof or Taxes or Other Taxes allocated to a particular Borrower and arrangement and agency fees).

         "Applicable Margin" means,

                  (i)  with respect to Federal Funds Rate Loans, 0.50%; and

                  (ii)  with respect to Offshore Rate Loans, 0.50%.

         "Arranger" means Banc of America Securities LLC, as sole lead arranger and sole book manager.

         "Asset Coverage Ratio" means, with respect to a Borrower, the ratio which the Net Asset Value of the Borrower, less the value of assets subject to Liens, bears to the aggregate amount of Indebtedness of the Borrower.

         "Assignee" is defined in Section 9.7(b).

         "Attorney Costs" means and includes any and all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Authorized Officer" means, relative to the Borrower, those of its officers or agents whose signatures and incumbency shall have been certified to the Agent and the Banks pursuant to Section 4.1(a).

         "Banks" is defined in the preamble.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by BofA in Charlotte, North Carolina, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BofA" is defined in the preamble.

         "Borrower" means each of Van Kampen Prime Rate Income Trust, Van Kampen Senior Floating Rate Fund and the successors and assigns permitted pursuant to
Section 9.7(a).

         "Borrowing" means a borrowing hereunder, other than Swing Loans, consisting of Loans of the same Type made to a Borrower on the same day by the Banks under Article II and, other than in the case of Federal Funds Rate Loans, having the same Interest Period.

         "Borrowing Base" has the meaning set forth in Section 6.1(c).

         "Borrowing Base Certificate" means a Borrowing Base Certificate as defined in Section 6.1(c) and substantially in the form of Exhibit 6.1 attached hereto.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or Charlotte are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Change in Control" means with respect to any Person any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of such Person (the "Target") representing 20% or more of the combined voting power of the Target's then-outstanding securities; (ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets.

         "Closing Date" means April 17, 1997.

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, relative to any Bank, such Bank's obligation to make Loans pursuant to Section 2.1.

         "Commitment Amount" means, on any date, $500,000,000, as such amount may be reduced from time to time pursuant to Section 2.5 or increased pursuant to Section 2.15.

         "Commitment Termination Date" means the earliest to occur of:

                  (a) September 12, 2001 or such later date as may be established pursuant to Section 2.17;

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement; and

                  (c) the date on which any Event of Default described in
                  Section 7.1(e) or Section 7.1(f) occurs.

         Upon the occurrence of any event described in clause (b) or (c) above, the Commitments shall terminate automatically and without further action.

         "Conversion/Continuation Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit 2.4.

         "Credit Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

         "Default" means any Event of Default or any condition, occurrence or event which, with notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

         "Dollar" and the symbol "$" mean the lawful money of the United States.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

         "Event of Default" means any of the events described in Section 7.1.

         "Exchange Act" has the meaning specified in the definition of "Change in Control".

         "Federal Funds Rate" means, for any day, the rate as quoted by the Federal Reserve Bank of New York and confirmed in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Federal Funds Rate Loan" means a Loan (other than a Swing Loan) that bears interest based on the Federal Funds Rate.

         "Fee Letter" means the letter agreement referred to in Section 2.9.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on the last day of such twelve-month period; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on July 31 during such calendar year.

         "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing which exercise a similar function.

         "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of advances,
(iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease, (v) all net obligations with respect to Swap Contracts and (vi) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" is defined in Section 9.5.

         "Indemnified Person" is defined in Section 9.5.

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan, as to any Federal Funds Rate Loan, the last Business Day of each calendar quarter and, as to any Swing Loan, at the time of repayment of such Swing Loan.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan and ending on the date one day to 60 days thereafter as selected by a Borrower in its Loan Request or Conversion/Continuation Notice,

         provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; and

                  (ii) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule III hereto or in the case of an Assignee Bank, in the Bank Assignment Agreement or such other office or offices as such Bank may from time to time notify to a Borrower and the Agent.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other), or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means an extension of credit by a Bank to a Borrower under
Article II and may be a Federal Funds Rate Loan, an Offshore Rate Loan or a Swing Loan (each, a "Type" of Loan).

         "Loan Request" means a request for a Loan given by a Borrower to the Agent, substantially in the form of Exhibit 2.3.

         "Majority Banks" means, at any time, at least two Banks (which are not Affiliates of each other) then holding at least 51% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two Banks then having at least 51% of the Commitments.

         "Material Adverse Change" means with respect to a relevant Borrower any change that is material and adverse to (x) the condition (financial or otherwise) or business of such Borrower, provided any change occurring after the most recent Borrowing Date resulting from a decrease in the Net Asset Value of such Borrower shall not be deemed a Material Adverse Change as long as such Borrower's Net Asset Value has not decreased by more than 25% per share since the Borrowing Date or (y) the ability of such Borrower to duly and punctually pay and perform all or any of its Obligations.

         "Net Asset Value" means, at any date, Total Assets less Total Liabilities.

         "Non-Extending Bank" is defined in Section 2.17.

         "Note" means the promissory note of a Borrower, substantially in the form set forth as Exhibit 2.2.

         "Obligations" means all obligations (monetary or otherwise) of a Borrower to the Banks and the Agent under the Credit Documents and the Fee Letter, including (a) all obligations to make payments to the Banks of, and in respect of the principal amount of and interest on, any Loan and (b) all obligations of a Borrower to the Banks and the Agent in respect of fees, costs, expenses and indemnification under Sections 9.4 and 9.5.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

             Offshore Rate =                IBOR
                                      -------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

         Where

                  "Eurodollar Reserve Percentage" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "IBOR" means the rate of interest per annum determined by the Agent as the rate at which Dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market at their request at approximately 11:00 a.m. (Eastern time) one Business Day prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Organization Documents" means, for a Borrower, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of the Borrower and all applicable resolutions of the board of trustees (or any committee thereof) of the Borrower.

         "Original Agreement" is defined in the first recital to this amended and restated Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

         "Participant" is defined in Section 9.7(b).

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any "pension plan" or "welfare benefit plan" as such terms are defined in ERISA.

         "proposed change" is defined in Section 6.7.

         "Pro Rata Share" means, as to any Bank (a) at any time there are no Loans outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on Schedule II, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to Section 9.7, and (b) at any other time, the percentage equivalent at such time of such Bank's Loans divided by the combined Loans of all the Banks.

         "Refinancing" is defined in the fourth recital to this Agreement.

         "Refinancing Date" is defined in Section 4.1.

         "Regulation U" means the FRB's Regulation U.

         "Related Party" means, with respect to a Borrower and for purposes of
Section 6.16 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of the equity interest of the Borrower or (iii) 5% or more of the equity interest of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Replacement Bank" is defined in Section 3.7.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the outstanding capital stock, membership interests or other equity interests having ordinary voting power to elect a majority of the board of directors (or other similar body) of such entity (irrespective of whether at the time capital stock, membership interests or other equity interests, of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Swap Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

         "Swing Loan" is defined in Section 2.16.

         "Swing Loan Note" means a promissory note substantially in the form of
Exhibit 2.16.

         "Target" has the meaning specified in the definition of "Change in Control".

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, franchise taxes and such taxes (including income taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "Total Assets" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of the Borrower on such date prepared in accordance with GAAP in effect on such date. The assets of a Borrower shall be valued in accordance with the Act, the rules and regulations under the Act and the valuation procedures set forth in its most recent statement of additional information. Upon the written request of the Agent, a Borrower shall promptly furnish all such information as the Agent shall reasonably request relating to the value of any portfolio security or other asset of the Borrower or the assignment of values thereto by the Borrower or any other Person.

         "Total Liabilities" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of the Borrower on such date prepared in accordance with GAAP in effect on such date.

         "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

         "Trust Agreement" means, with respect to each Borrower, such Borrower's Agreement and Declaration of Trust, as the same may be amended, modified, supplemented or restated from time to time.

         "Type" has the meaning specified in the definition of Loan.

         "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.